Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2002, relating to the consolidated financial statements of Moody's Corporation, which appears in Moody's Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ PricewaterhouseCoopers LLP
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     PricewaterhouseCoopers LLP
     New York, New York
     February 25, 2003